Exhibit 99.1

FOR IMMEDIATE RELEASE
Old Market Capital	Contact: Charles Krebs, CFO	NASDAQ: OMCC
1601 Dodge St., Suite 3350 Omaha, NE 68102	Ph # (531) 867-3496	Website: www.oldmarketcapital.com

Old Market Capital Announces

2nd Quarter Fiscal Year 2026 Results

November 14, 2025 – Omaha, Nebraska – Old Market Capital Corporation (NASDAQ: OMCC) (the "Company", “we”, “our”) announced its financial results for the three months ended September 30, 2025, in connection with filing its Quarterly Report on Form 10-Q with the Securities and Exchange Commission.

Set forth below is the Company's summary financial data for the six months ended September 30, 2025. For an index of the Company's news releases or to obtain a specific release, please visit the Investors page on the Company’s website at, www.oldmarketcapital.com.

Old Market Capital Corporation

Condensed Consolidated Statements of Income

(Unaudited, Dollars in Thousands, Except Share and Per Share Amounts)

	For the Six Months Ended September 30, 2025
	2025	2024
Revenue
Wireless internet services	$3,338	$2,083
Fiber internet services	1,946	879
Other revenue	909	485
Total revenue	6,193	3,447

Expenses
Depreciation and amortization	1,472	572
Other operating expenses	6,670	7,709
Total Operating Expenses	8,142	8,281

Loss from Operations	(1,949)	(4,834)

Other income (expense)	421	(1,968)

Income tax (expense) benefit	(27)	25
Net loss from continuing operations	(1,555)	(6,777)

Total income from discontinued operations, net of tax	88	2,860

Net income attributable to noncontrolling interests	$33	$66

Net (loss) attributable to common shareholders	$(1,500)	$(3,983)

Basic and diluted net (loss) per share attributable to common shareholders from continuing operations:	$(0.24)	$(1.02)

Basic and diluted net income per share attributable to common shareholders from discontinued operations:	$0.01	$0.43
Basic and diluted net (loss) per share attributable to common shareholders:	$(0.22)	$(0.59)

During the six months ended September 30, 2025 the Company had a net loss attributable to common shareholders from continuing operations of $1.5 million as compared to a net loss from continuing operations of $4.0 million during the six months ended September 30, 2024. Basic and diluted net loss per share attributable to common shareholders from continuing operations was $0.24 during the six months ended September 30, 2025 as compared to a net loss per share attributable to common shareholders from continuing operations of $1.02 during the six months ended September 30, 2024.

During the six months ended September 30, 2025 depreciation and amortization expenses increased 157% to $1.5 million as compared to depreciation and amortization expenses of $0.6 million during the six months ended September 30, 2024. Consistent with previous quarters, the increase in depreciation and amortization expenses is attributable to the ongoing installation of physical assets related to the fiber optic business. During the six months ended September 30, 2025 other operating expenses decreased 13.5% to $6.7 million as compared to $7.7 million during the six months ended September 30, 2024.

Old Market Capital Corporation

Condensed Consolidated Balance Sheets

(Unaudited, In Thousands)

	September 30, 2025	March 31, 2025
Total assets	$81,068	$77,672
Total liabilities	15,167	10,652
Redeemable noncontrolling interests	12,117	13,880
Total shareholders' Equity	53,784	53,140

The table below shows the Company’s results on a reported basis and also includes one non-GAAP measure, “Adjusted EBITDA,” as defined under Regulation G. Management uses Adjusted EBITDA to evaluate segment performance, guide resource allocation, and determine certain employee compensation. We believe it also helps investors compare performance across periods.

Adjusted EBITDA should be considered alongside, not as a replacement for, our GAAP results. A reconciliation of Adjusted EBITDA to the most comparable GAAP measure is included as well.

Old Market Capital Corporation

Telecommunications Supplemental Operating Information

(Unaudited, In Thousands, except for subscribers and passings figures)

	For the Six Months Ended September 30,
($ in thousands)	2025	2024	YoY Change
Revenue	$6,193	$3,447	79.7%

Gross Margin	67.9%	68.2%	-0.4%

Segment Income (loss) before income taxes	$123	$(128)	196.1%

Adjusted EBITDA[2]	$1,551	$447	247.0%

Depreciation and Amortization	$1,401	$545	157.1%

	As of September 30, 2025	As of September 30, 2024	YoY Change
Fixed wireless subscribers	8,200	8,900	-7.9%

Fiber subscribers	5,200	3,900	33.3%

Fiber passings	14,600	9,900	47.5%

1.

The data for the six months ended September 30, 2024 reflects operational results from the date of acquisition of a majority interest in Amplex Electric, Inc., an Ohio corporation ("Amplex") of June 15, 2024 through September 30, 2024.

2.

Adjusted EBITDA for the telecommunications segment is defined as net income (loss) before income tax expense (benefit), interest expense, interest and dividend income, depreciation, amortization, gain or loss on the disposition of assets, and other investment income (loss).

Reconciliation of Non-GAAP Information	For the Six Months Ended September 30,
($ in thousands)	2025	2024	YoY Change
Segment Income (loss) before income taxes	$123	$(128)	196.1%

Depreciation and Amortization	$1,401	$545	157.1%

Other Segment Items[1]	$27	$30	N/A

Adjusted EBITDA	$1,551	$447	247.0%

1.	Other segment items included in Segment operating loss include interest expense, gain on the sale of assets, and other income.

Amplex’s subscriber base includes both residential and commercial customers. Since September 30, 2024 Amplex has added approximately 600 subscribers bringing total broadband subscribers to 13,400 at September 30, 2025 as compared to 12,800 total subscribers at September 30, 2024. Of the 13,400 total subscribers, Amplex has increased the fiber subscriber base by approximately 1,300 subscribers, an increase of 33% since September 30, 2024. Total fiber passings have increased by 47.5% or approximately 4,700 passings since September 30, 2024. At September 30, 2025 total passings were 14,600 as compared to 9,900 at September 30, 2024.

As previously announced, Amplex was approved for and entered into a Reconnect Program Loan and Security Agreement (“Loan Agreement”) with the Federal government acting through the Rural Electric Services (“RUS”) for a principal amount of $21.3 million. The loan under the Loan Agreement (the "RUS Loan") bears interest at a fixed rate of 2% per annum, calculated by daily accrual. All accrued interest and principal on advances will be deferred for a three-year period ending on October 31, 2027, unless earlier payment is made by Amplex. At the end of the three-year deferral period, all unpaid accrued interest will be capitalized and added to the outstanding principal, and monthly payments will be established in an amount that amortizes the outstanding balance in equal payments over the remaining term of the RUS Loan.  The principal advanced pursuant to the Loan Agreement and remaining unpaid, if any, and interest thereon, shall be due and payable on October 31, 2046. The RUS Loan is being used to build out fiber in one specific area of Ohio where it was awarded. During the six months ended September 30, 2025 Amplex drew an additional $2.4 million under the RUS Loan for a total drawn amount of $3.0 million at September 30, 2025.

Old Market Capital Corporation (f/k/a Nicholas Financial, Inc.) was previously a specialized consumer finance company. The Company restructured its operations in 2024 and now operates as a holding company which has a controlling interest in a broadband company, Amplex, and seeks to pursue additional controlling interests in other companies and sectors yet to be determined. For an index of the Company's news releases or to obtain a specific release, please visit the Company’s website at www.oldmarketcapital.com.

Cautionary Note regarding Forward-Looking Statements

This press release may contain various “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, that represent the Company’s current expectations or beliefs concerning future events. Statements other than those of historical fact, as well as those identified by words such as “anticipate,” “estimate,” intend,” “plan,” “expect,” “project,” "explore" “believe,” “may,” “will,” “should,” “would,” “could,” “probable” and any variation of the foregoing and similar expressions are forward-looking statements. These statements, which include statements regarding the exploration of opportunities to allocate capital to try to increase shareholder returns, are inherently uncertain and subject to certain risks, uncertainties and assumptions that may cause results to differ materially from those expressed or implied in such forward-looking statements. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company undertakes no obligation to update any forward-looking information contained in this press release.